UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  August 13, 2014

DineEquity, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-15283	95-3038279
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

450 North Brand Boulevard, Glendale, California	91203-2306
(Address of principal executive offices)	(Zip Code)

(818) 240-6055

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                 Entry into a Material Definitive Agreement.

On August 13, 2014, DineEquity, Inc., a Delaware corporation (the “Corporation”) and certain subsidiaries of the Corporation, entered into a Purchase Agreement (the “Purchase Agreement”), pursuant to which two special purpose subsidiaries of the Corporation have agreed to jointly issue and sell $1,300,000,000 of their Series 2014-1 4.277% Fixed Rate Senior Secured Notes, Class A-2 (the “Notes”). The closing of the sale of the Notes is subject to the satisfaction of various closing conditions specified in the Purchase Agreement. A copy of the Purchase Agreement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 8.01  Other Events.

On August 13, 2014, the Corporation issued a press release announcing its entry into the Purchase Agreement and the pricing of the Notes.  A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01                                 Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description
99.1	Purchase Agreement, dated August 13, 2014, among the Corporation, certain subsidiaries of the Corporation and Guggenheim Securities, LLC.

99.2	Press Release regarding the Corporation’s entry into the Purchase Agreement and pricing of the Notes issued by the Corporation on August 13, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 14, 2014	DINEEQUITY, INC.

	By:	/s/ Thomas W. Emrey
Thomas W. Emrey
Chief Financial Officer

Exhibit Index

Exhibit Number	Description
99.1	Purchase Agreement, dated August 13, 2014, among the Corporation, certain subsidiaries of the Corporation and Guggenheim Securities, LLC.

99.2	Press Release regarding the Corporation’s entry into the Purchase Agreement and pricing of the Notes issued by the Corporation on August 13, 2014.